As filed with the Securities and Exchanged Commission on August 30, 2001.

                               File No. 811-04438
                            Registration No. 33-76060


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM N-2


         Registration Statement Under the Investment Company Act of 1940
                                Amendment No. 13

                      ABERDEEN AUSTRALIA EQUITY FUND, INC.
               (Exact name of Registrant as Specified in Charter)

                                Gateway Center 3
                               100 Mulberry Street
                                Newark, NJ 07102
        Registrant's telephone number, including Area Code: (800)451-6788

                            Sander M. Bieber, Esquire
                                     Dechert
                              1775 Eye Street, N.W.
                             Washington, D.C. 20006
                                 (202) 261-3308
                     (Name and Address of Agent for Service)


If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box....___

It is proposed that this filing will become effective (check appropriate box)

___when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

 X  immediately upon filing pursuant to paragraph (b)
___

                                     PART C

     Registrant's Articles Supplementary as adopted by the Registrant's Board of Directors on August 16, 2000, filed herewith as Exhibit (a)(4).

     Registrant's   By-laws  as  amended  and   restated   and  adopted  by  the
Registrant's  Board of  Directors on June 12,  2001,  filed  herewith as Exhibit
(b)(3).

     Registrant's Management Agreement with EquitiLink International Management Limited dated December 21, 2000, filed herewith as Exhibit (g)(4).

     Registrant's Investment Advisory Agreement with EquitiLink International Management Limited and EquitiLink Australia Limited dated December 21, 2000, filed herewith as Exhibit (g)(5).

     Registrant's Amendment No. 3 to Custody Agreement between the Registrant and State Street Bank and Trust Company dated December 4, 1998, filed herewith as Exhibit (j)(4).

     Powers of Attorney, as executed by the Officers and Directors of the Registrant on various days in June, 2001, filed herewith as Exhibit (s)(4).

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 13 to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 30th day of August, 2001.


                                ABERDEEN AUSTRALIA EQUITY FUND, INC.

                                *
                                -----------------------------------
                                Hugh Young
                                President


                                By: /s/ Sander M. Bieber
                                    ------------------------------
                                    Sander M. Bieber
                                    as Attorney-in-Fact for Hugh Young

* Pursuant to power of attorney filed herewith.

                                  EXHIBIT INDEX


Exhibit                   Description

(a)(4)  Articles Supplementary dated August 16, 2000.

(b)(3)  By-laws as amended and restated through June 12, 2001.

(g)(4)  Management  Agreement  with  EquitiLink   International  Management
        Limited dated December 21, 2000.

(g)(5) Investment Advisory Agreement with EquitiLink International Management Limited and EquitiLink Australia Limited dated December 21, 2000.

(j)(4) Amendment No. 3 to the Custody Agreement between the Registrant and State Street dated December 4, 1998.

(s)(4) Powers of Attorney for Registrant's Officers and Directors, as executed on various days in June, 2001.

                                                                 EXHIBIT (a)(4)
                         THE FIRST AUSTRALIA FUND, INC.

                             ARTICLES SUPPLEMENTARY

     THE FIRST AUSTRALIA FUND, INC., a Maryland corporation having its principal Maryland office in Baltimore, Maryland (the "Corporation"), certifies that:

     FIRST: Pursuant to Section 3-802 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation ("the Board") at its meeting held on June 8, 2000, by unanimous resolution, elected to be subject to certain provisions of Subtitle 8 of the MGCL, entitled, "Corporations and Real Estate Investment Trusts -- Unsolicited Takeovers."

     SECOND: Pursuant to such resolution, the Corporation through its Board, has elected to be subject to the following provisions of Subtitle 8:

          (i) Section 3-804(a): Under Section 3-804(a), the stockholders of the Corporation may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors.

          (ii) Section 3-804(b): Under Section 3-804(b), the number of directors of the Corporation shall be fixed only by the vote of the Board.

          (iii)Section 3-804(c): Under Section 3-804(c), a vacancy on the Board due to an increase in the size of the Board or the death, resignation, or removal of a director, may be filled only by the affirmative vote of the majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director so elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until a successor is elected and qualifies.

          (iv) Section 3-805: Under Section 3-805, the Secretary of the Corporation may call a special meeting of stockholders only on the written request of the stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting; and in accordance with the procedures set forth under Section 2-502(b)(2) and (3) and (e) of the MGCL.

     THIRD: The filing of these Articles Supplementary, pursuant to Section 3-802(d)(1), was approved by the Board by Unanimous Written Consent in lieu of meeting on August 16th, 2000.

     FOURTH: Pursuant to Section 3-802(d)(3) of the MGCL, the filing of these Articles Supplementary does not require the approval of stockholders.

     FIFTH: The undersigned Chairman acknowledges that these Articles Supplementary are the act of the Corporation and that to the best of his knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalty of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on behalf by its Chairman and attested to by its Assistant Secretary on this 16th day of August, 2000.


                                        THE FIRST AUSTRALIA FUND, INC.

                                        By:   /s/ Laurence Freedman
                                              ------------------------------
                                              Laurence S. Freedman
                                              Chairman
ATTEST

/s/ Sander M. Bieber
-------------------------------
Sander M. Bieber
Assistant Secretary

                                                                  EXHIBIT (b)(3)




                    ABERDEEN AUSTRALIA EQUITY FUND, INC.

                             A Maryland Corporation

                                     BY-LAWS

                              Amended and Restated

                               as of June 12, 2001

                                TABLE OF CONTENTS



ARTICLE I NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL....................1

   Section 1.     Name.........................................................1
   Section 2.     Principal Offices............................................1
   Section 3.     Seal.........................................................1

ARTICLE II STOCKHOLDERS........................................................1

   Section 1.     Place of Meeting.............................................1
   Section 2.     Annual Meetings..............................................2
   Section 3.     Special Meetings.............................................2
   Section 4.     Notice of Meetings...........................................2
   Section 5.     Quorum; Adjournment of Meetings..............................3
   Section 6.     Voting and Inspector.........................................4
   Section 7.     Stockholders Entitled to Vote................................4
   Section 8.     Validity of Proxies, Ballots.................................5
   Section 9.     Conduct of Stockholders' Meetings............................6
   Section 10.    Action Without a Meeting.....................................6
   Section 11.    Stockholder Proposals........................................6

ARTICLE III BOARD OF DIRECTORS.................................................9

   Section 1.     Powers.......................................................9
   Section 2.     Number and Term..............................................9
   Section 3.     Election....................................................10
   Section 4.     Vacancies and Newly Created Directorships...................10
   Section 5.     Removal.....................................................11
   Section 6.     Place of Meeting............................................11
   Section 7.     Annual and Regular Meetings.................................11
   Section 8.     Special Meetings............................................12
   Section 9.     Waiver of Notice............................................12
   Section 10.    Quorum and Voting...........................................12
   Section 11.    Action Without a Meeting....................................13
   Section 12.    Compensation of Directors...................................13

ARTICLE IV COMMITTEES.........................................................13

   Section 1.     Organization................................................13
   Section 2.     Proceedings and Quorum......................................14

ARTICLE V OFFICERS............................................................14

   Section 1.     General.....................................................14
   Section 2.     Election, Tenure and Qualifications.........................14
   Section 3.     Removal and Resignation.....................................15
   Section 4.     President...................................................15
   Section 5.     Chairman....................................................15
   Section 6.     Vice President..............................................16
   Section 7.     Treasurer and Assistant Treasurers..........................16
   Section 8.     Secretary and Assistant Secretaries.........................17
   Section 9.     Subordinate Officers........................................17
   Section 10.    Remuneration................................................18
   Section 11.    Surety Bonds................................................18

ARTICLE VI CAPITAL STOCK......................................................18

   Section 1.     Certificates of Stock.......................................18
   Section 2.     Transfer of Shares..........................................19
   Section 3.     Stock Ledgers...............................................19
   Section 4.     Transfer Agents and Registrars..............................19
   Section 5.     Fixing of Record Date.......................................19
   Section 6.     Lost, Stolen or Destroyed Certificates......................20

ARTICLE VII FISCAL YEAR AND ACCOUNTANT........................................20

   Section 1.     Fiscal Year.................................................20
   Section 2.     Accountant..................................................21

ARTICLE VIII CUSTODY OF SECURITIES............................................21

   Section 1.     Employment of a Custodian...................................21
   Section 2.     Termination of Custodian Agreement..........................21

ARTICLE IX INDEMNIFICATION....................................................22

   Section 1.     Indemnification of Directors, Officers, Employees and
                  Agents......................................................22

ARTICLE X AMENDMENTS..........................................................23

   Section 1.     General.....................................................23

                                     BY-LAWS

                                       OF

                      ABERDEEN AUSTRALIA EQUITY FUND, INC.

                            (A MARYLAND CORPORATION)

                                   ARTICLE I
                                   ---------


                        NAME OF CORPORATION, LOCATION OF
                                OFFICES AND SEAL
                                ----------------

Section 1. Name. The name of the Corporation is Aberdeen Australia Equity Fund, Inc.

Section 2. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

Section 3. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE II

                                  STOCKHOLDERS
                                  ------------

Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

Section 2. Annual Meetings. An annual meeting of stockholders for election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place within the United States as the Board of Directors, or any duly constituted committee of the Board, shall select between March 21 and April 19.

Section 3. Special Meetings. Special meetings of the stockholders may be called at any time by the President or a majority of the Board of Directors and shall be held at such time and place as may be stated in the notice of the meeting.

     Special meetings of the stockholders shall be called by the Secretary upon receipt of the written request of the holders of shares entitled to not less than a majority of all the votes entitled to be cast at such meeting, provided that (1) the information specified in Article II, Section 11 is given; and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Section 4. Notice of Meetings. The Secretary shall cause written or printed notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be given, not less than 10 and not more than 90 days before the date of the meeting, to each stockholder entitled to vote at, or entitled to notice of, such meeting by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the records of the Corporation at the time of such mailing, or by transmitting it to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice either before or after the time of such meeting, which waiver shall be filed with the records of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

Section 5. Quorum; Adjournment of Meetings. The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast constitutes a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 6. Voting and Inspector. Unless otherwise provided by the Charter, at each stockholders' meeting, each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI hereof (and each stockholder of record holding fractional shares, if any, shall have proportionate voting rights). Stockholders may vote their shares owned of record either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. Except as otherwise specifically provided in the Charter or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of all votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint one inspector of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of his ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

Section 7. Stockholders Entitled to Vote. If the Board of Directors sets a record date for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting in accordance with Section 5 of Article VI hereof, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 8. Validity of Proxies, Ballots. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the Corporation or the person acting as Secretary of the meeting before being voted, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector of election has been appointed by the Chairman of the meeting in which event such inspector of election shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 9. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the President, or if he is not present, by the Chairman, or if he is not present, by any Vice President, or if none of them is present, then by any other officer of the Corporation appointed by the President to act on his behalf shall preside over the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then any such person appointed by the Secretary to act on his behalf shall act as the Secretary of such meeting.

Section 10. Action Without a Meeting. Any action to be taken by stockholders may be taken without a meeting to the fullest extent permitted by law.

Section 11. Stockholder Proposals.

     (a) No business proposed by a stockholder to be considered at an annual meeting of stockholders shall be considered by the stockholders at that meeting unless no less than 90 days nor more than 120 days prior to the first anniversary date ("anniversary date") of the annual meeting for the preceding year, or, with respect to annual meetings not scheduled to be held within a period that commences 30 days before the anniversary date and ends 30 days after the anniversary date, by the later of the close of business on the date 90 days prior to such meeting or 14 days following the date such meeting is first publicly announced or disclosed, the Secretary of the Corporation receives a written notice from the stockholder proposing a business matter to be considered at an annual meeting that sets forth the information required by
Section 11(c) of this Article II.

     (b) No business matter shall be considered at a special meeting of stockholders unless such matter is specifically listed as a purpose of the special meeting and listed as a matter proposed to be acted on at the special meeting pursuant to the Corporation's notice of meeting.

          (i) In the event a special meeting is called at the request of stockholders, pursuant to Section 3 of this Article II, the written request shall be delivered to the Secretary of the Corporation, and shall state the business proposed by stockholders to be the purpose of the meeting and the matters proposed to be acted upon, and shall set forth the information required by Section 11(c) of this Article II.

          (ii) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder delivers a written notice to the Secretary of the Corporation, which shall set forth the information required by Section 11(c) of this Article II, not later than the close of business 21 days following the day on which the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting are publicly announced or disclosed.

     (c) The written notice or written request to the Secretary of the Corporation, required to be provided pursuant to Section 11(a) or 11(b) of this
Article II,  shall  include  the  following
information: (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the meeting of stockholders, (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder, (3) any interest of the stockholder in the proposed business, (4) the name or names of each person nominated by the stockholder to be elected or reelected as a director, if any, and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act") (or any provisions of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election.

     (d) The chairman of the annual or special meeting shall determine whether notice of matters proposed to be brought before a meeting has been duly given in the manner provided by this Section 11. If the facts warrant, the chairman shall declare to the meeting that business has not been properly brought before the meeting in accordance with the provisions of this Section 11, and, it, therefore, shall not be considered or transacted.

     (e) The requirement of the Corporation to include in the Corporation's proxy statement a stockholder proposal shall be governed by Rule 14a-8 under the Exchange Act (or any provisions of law subsequently replacing Rule 14a-8) ("Rule 14a-8"). Accordingly, the deadline for including a stockholder proposal in the Corporation's proxy statement shall be governed by Rule 14a-8.

     (f) The adjournment of an annual or special meeting, or any announcement thereof, shall not commence a new period for the giving of notice as provided in this Section 11.

     (g) For purposes of this Section 11, a meeting date shall be deemed to have been "publicly announced or disclosed" if such date is disclosed in a press release disseminated by the Corporation to a national news service or contained in a document publicly filed by the Corporation with the Securities and Exchange Commission.

                                  ARTICLE III
                                  -----------

                               BOARD OF DIRECTORS
                               ------------------

Section 1. Powers. Except as otherwise provided by law, by the Charter or by these By-Laws, the business and affairs of the Corporation shall be managed under the direction of, and all the powers of the Corporation shall be exercised by or under authority of, its Board of Directors.

Section 2. Number and Term. The Board of Directors shall consist of no fewer than three, nor more than twenty Directors, as specified by resolution of the majority of the entire Board of

Directors, provided that at least 40% of the entire Board of Directors shall be persons who are not interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended. The total number of Directors of the Corporation may be fixed only by a vote of the

Board of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, and shall be designated as Class I, Class II, and Class III Directors, respectively. The Class I Directors to be originally elected for a term expiring at the 1988 annual meeting. The Class II Directors to be originally elected for a term expiring at the 1989 annual stockholders' meeting. The Class III Directors to be originally elected for a term expiring at the 1990 annual stockholders' meeting. After expiration of the terms of office specified for the Directors, the Directors of each class shall serve for terms of three (3) years, or, when filling a vacancy, for the unexpired portion of such term and until their successors are elected and have qualified.

Section 3. Election. At the first annual meeting of stockholders and at each annual meeting thereafter, Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon.

Section 4. Vacancies and Newly Created Directorships. Any vacancy, by reason of death, resignation, removal or otherwise, in the office of any Director, or any vacancy resulting from an increase in the size of the Board of Directors may be filled solely by the affirmative vote of a majority of the remaining Directors in office, even if the Directors do not constitute a quorum; provided, however, that immediately after filling any such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period.

Section 5. Removal. At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of at least two-thirds (2/3) of the votes entitled to be cast thereon, remove any Director or Directors from office, provided that, if the Directors have been divided into classes, a Director may not be removed without cause.

Section 6. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, and within or without the United States of America, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, however, that Board meetings shall not be held in Australia.

Section 7. Annual and Regular Meetings. The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be the next regularly scheduled Board Meeting following the annual stockholders' meeting, at such time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such annual and regular meetings need not be in writing, provided that notice of any change in the time or place of such meetings shall be communicated promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 8 of this Article III for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 8. Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President, the Secretary or two or more of the Directors. Notice of special meetings, stating the time and place, shall be communicated to each Director personally by telephone or transmitted to him by telegraph, telefax, telex, cable, wireless, electronic mail or any other electronic method, at least one day before the meeting.

Section 9. Waiver of Notice. No notice of any meeting of the Board of Directors or a committee of the Board need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after meeting.

Section 10. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of

Directors, unless the concurrence of a greater proportion is required for such action by law, by the Charter or by these By-Laws.

Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of any committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 12. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE IV
                                   ----------

                                   COMMITTEES
                                   ----------

Section 1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee, composed of two or more Directors. The Chairmen of such committees shall be elected by the Board of Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to authorize the issuance of stock (other than as provided in the next sentence), declare a dividend or distribution on stock, recommend to stockholders any action requiring stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassificiation and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

Section 2. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee, consistent with law, may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                   ARTICLE V
                                   ---------

                                    OFFICERS
                                    --------

Section 1. General. The officers of the Corporation shall be a President, a Chairman (who shall be a Director), a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 9 of this Article.

Section 2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at its first meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

Section 3. Removal and Resignation. Whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 4. President. The President shall be the chief executive officer of the Corporation and he shall preside at all stockholders' meetings. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5. Chairman. The Chairman shall be the Chairman of the Board of Directors and shall preside at all Directors' meetings. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 6. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

Section 8. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

Section 9. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 10. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this Article V.

Section 11. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI
                                   ----------

                                  CAPITAL STOCK
                                 --------------

Section 1. Certificates of Stock. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an

Assistant Treasurer of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal.

Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of, or to vote at, any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or to be allotted any other rights, or for the purpose of any other lawful action, provided that (1) such record date shall not exceed 90 days preceding the date on which the particular action requiring such determination will be taken; (2) the transfer books shall remain open regardless of the fixing of a record date; (3) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting; and
(4) in the event a dividend or other distribution is declared, the record date for stockholders entitled to a dividend or distribution shall be at least 10 days after the date on which the dividend is declared (declaration date).

Section 6. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII
                                  -----------

                           FISCAL YEAR AND ACCOUNTANT
                           --------------------------

Section 1. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of October.

Section 2. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

                                  ARTICLE VIII
                                  ------------

                              CUSTODY OF SECURITIES
                             ----------------------

Section 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank or trust company of good standing having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000) or such other financial institution as shall be permitted by rule or order of the United States Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 2. Termination of Custodian Agreement. Upon termination of the agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                   ARTICLE IX
                                   ----------

                                 INDEMNIFICATION
                                ----------------

Section 1. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify (a) its Directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by (i) the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law, and (ii) the Investment Company Act of 1940, as
amended, and (b) other employees and agents to such extent as shall be authorized by the Board of Directors and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

                                   ARTICLE X
                                   ---------

                                   AMENDMENTS
                                   ----------

Section 1. General. Except as otherwise provided in the Charter or any Articles Supplementary, and as provided in the next succeeding sentence, all By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made by the affirmative vote of a majority of either: (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or (b) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law. The provisions of Article III,
Section 2 of the By-Laws shall be subject to amendment, alterations or repeal by the affirmative vote of either: (i) the holders of record of 75% of each class of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal; or (ii) 75% of the Directors, at a regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal.

                                                                  EXHIBIT (g)(4)


                              MANAGEMENT AGREEMENT
                              --------------------

     AGREEMENT executed this 21st day of December 2000, First Australia Fund, Inc. (the "Fund"), a Maryland corporation registered under the Investment Company Act of 1940 (the "1940 Act"), and EquitiLink International Management Limited, a Jersey Channel Islands corporation (the "Investment Manager").

     WHEREAS, the Fund is a closed-end management investment company; and

     WHEREAS, the Fund engages in the business of investing its assets in the manner and in accordance with its stated investment objective and restrictions;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

          1. Obligations.

          1.1 The Investment Manager will manage, in accordance with the Fund's stated investment objective, policies and limitations and subject to the supervision of the Fund's Board of Directors, the Fund's investments and will make investment decisions on behalf of the Fund including the selection of and placing of orders with brokers and dealers to execute portfolio transactions on behalf of the Fund. The Investment Manager shall give the Fund the benefit of the Investment Manager's best judgment and efforts in rendering services under this Agreement.

          1.2 The Fund will pay the Investment Manager a fee at the annual rate of 1.10% of the Fund's average weekly net assets up to $50 million, 0.90% of such assets between $50 million and $100 million and 0.70% of such assets in excess of $100 million, computed based upon net asset value at the end of each week and payable at the end of each calendar month.

          1.3 In rendering the services required under this Agreement, the Investment Manager may, at its expense, employ, consult or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. However, the Investment Manager may not retain any person or company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Fund unless (i) the Fund is a party to the contract with such person or company and (ii) such contract is approved by a majority of the Fund's Board of Directors and a majority of Directors who are not parties to any agreement or contract with such company and who are not "interested persons," as defined in the 1940 Act, of the Fund, the Investment Manager, or any such person or company retained by the Investment Manager, and is approved by the vote of a majority of the outstanding voting securities of the Fund to the extent required by the 1940 Act.

          2. Expenses. The Investment Manager shall bear all expenses of its employees, except as provided in the following sentence, and overhead incurred in connection with its duties under this Agreement and shall pay all salaries and fees of the Fund's Directors and officers who are interested persons (as defined in the 1940 Act) of the Investment Manager. The Fund will bear all of its own expenses, including: expenses of organizing the Fund; fees of the Fund's Directors who are not interested persons (as defined in the 1940 Act) of any other party; out-of-pocket expenses for all Directors and officers of the Fund, including expenses incurred by the Manager's employees, who serve as Directors and officers of the Fund, which may be reimbursed by the Fund under the Fund's policy governing reimbursement of Fund-related expenses; and other expenses incurred by the Fund in connection with meetings of Directors and shareholders; interest expense; taxes and governmental fees including any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio
     securities;   expenses  in   connection   with  the   issuance,   offering,
     distribution, sale or underwriting of securities issued by the Fund; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange commission and in various states and foreign jurisdictions; auditing, accounting, insurance and legal costs; custodian, dividend disbursing and transfer agent expenses; and the expenses of shareholders' meetings and of the preparation and distribution of proxies and reports to shareholders.

          3. Liability. The Investment Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

          4. Services Not Exclusive. It is understood that the services of the Investment Manager are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager or any affiliate, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Investment Manager desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will be allocated among the Investment Manager's clients, including the Fund, in a manner that is fair and equitable in the judgment of the Investment Manager in the exercise of its fiduciary obligations to the Fund and to such other clients.

          5. Duration and Termination. This Agreement shall become effective upon shareholder approval thereof as required under the 1940 Act and shall continue in effect for two (2) years from the date of its execution. If not sooner terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of twelve months thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either (a) the vote of a majority of the outstanding voting securities of the Fund, or (b) the vote of a majority of the Fund's entire Board of Directors. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund upon at least sixty (60) days' written notice to the Investment Manager or by the Investment Manager upon at least ninety (90) days' written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

          6. Miscellaneous.

          6.1 This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act and any rules, regulations and orders thereunder.

          6.2 The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          6.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to that extent, the provisions of this Agreement shall be deemed to be severable.

          6.4 Nothing herein shall be construed as constituting the Investment Manager an agent of the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                THE FIRST AUSTRALIA FUND, INC.



                                By: /s/ Christopher Fishwick
                                    --------------------------
                                    Title: Director




                                EQUITILINK INTERNATIONAL MANAGEMENT LIMITED



                                By:  /s/ David Manor
                                     --------------------------
                                     Title:  Managing Director

                                                                 EXHIBIT (g)(5)
                         THE FIRST AUSTRALIA FUND, INC.

                          INVESTMENT ADVISORY AGREEMENT

          AGREEMENT executed this 21st day of December 2000, among The First Australia Fund, Inc. ( the "Fund") a Maryland corporation registered under the Investment Company Act of 1940 (the "1940 Act"), and EquitiLink International Management Limited, a Jersey, Channel islands corporation (the "Investment Manager"), and EquitiLink Australia Limited, a New South Wales, Australia corporation (the "Investment Adviser").

          WHEREAS, the Fund is a closed-end management investment company;

          WHEREAS, the Fund engages in the business of investing and reinvesting its assets in the manner and in accordance with its stated investment objectives and restrictions;

          WHEREAS, the Fund has entered into a management agreement with the Investment Manager dated December 21, 2000 (the "Management Agreement"), pursuant to which the Investment Manager will manage the Fund's investments and will make investment decisions on behalf of the Fund for which the Investment Manager will receive a monthly fee from the Fund as specified in the Management Agreement;

          WHEREAS, in connection with rendering the services required under the Management Agreement, the Investment Manager is permitted to retain, at its expense and in the manner set forth in the Management Agreement, investment advisers to assist it in carrying out its obligations to the Fund under the Management Agreement;

          WHEREAS, the Investment Manager wishes to retain the Investment Adviser to assist it in carrying out its obligations to the Fund under the Management Agreement, and the Investment Adviser is willing to furnish such assistance to the Investment Manager, in connection with the services specified below with regard to the Fund; and

          WHEREAS, the Fund hereby appoints the Investment Adviser to provide the investment advisory services specified below with regard to the Fund and the Investment Adviser hereby accepts such appointment;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

          1. Investment Adviser.

          1.1 The Investment Adviser will make recommendations to the Investment Manager as to specific portfolio securities, which are denominated in Australian or New Zealand dollars, to be purchased, retained or sold by the

     Fund and will provide or obtain such research and statistical data as may be necessary in connection therewith. The Investment Adviser shall give the Investment Manager (and the Fund) the benefit of the Investment Adviser's best judgment and efforts in rendering services under this Agreement.

          1.2 The Investment Manager will pay the Investment Adviser a fee computed at the annual rate of 0.30% of the Fund's average weekly net assets up to $50 million, 0.25% of such assets between $50 million and $100 million and 0.15% of such assets in excess of $100 million based upon net asset value at the end of each week and payable at the end of each calendar month.

          2. Expenses. The Investment Adviser shall bear all expenses of its respective employees, except certain expenses incurred by the Investment Adviser's employees who serve as officers and directors of the Fund which are reimbursed by the Fund under the Fund's policy governing reimbursement of Fund-related expenses. The Investment Adviser shall bear all overhead incurred in connection with its duties under this Agreement and shall pay all salaries and fees of the Fund's directors and officers who are interested persons (as defined in the 1940 Act) of the Investment Adviser but who are not interested persons of the Investment Manager.

          3. Liability. Neither the Investment Manager nor the Investment Adviser shall be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager or the Investment Adviser, as appropriate, in the performance of, or from reckless disregard by such party of such party's obligations and duties under, this Agreement.

          4. Services Not Exclusive. It is understood that the services of the Investment Manager and the Investment Adviser are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager or the Investment Adviser, or any affiliate of either of them, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Investment Manager or the Investment Adviser desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will be allocated among the clients of each in a manner that is fair and equitable in the judgment of the Investment Manager and the Investment Adviser in the exercise of their fiduciary obligations to the Fund and to such other clients.

          5. Duration and Termination. This Agreement is effective upon shareholder approval thereof as required under the 1940 Act and shall continue in effect for two (2) years from the date of its execution. If not sooner terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of twelve months thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either (a) the vote of a majority of the outstanding voting securities of the Fund, or (b) the vote of a majority of the Fund's entire

     Board of Directors. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund upon at least sixty (60) days' written notice to the Investment Manager and the Investment Adviser, or by either the Investment Manager or Investment Adviser upon at least ninety (90) days' written notice to the Fund and the other party but any such termination shall not affect continuance of this Agreement as to the remaining parties. This Agreement shall automatically terminate as to any party in the event of its assignment (as defined in the 1940 Act).

          6. Miscellaneous.

          6.1. This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act and any rules, regulations and orders thereunder.

          6.2. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          6.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to that extent, the provisions of this Agreement shall be deemed to be severable.

          6.4. Nothing herein shall be construed as constituting any party an agent of the Fund or of any other party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                           THE FIRST AUSTRALIA FUND, INC.


                           By: /s/ Christopher Fishwick
                               ------------------------------
                               Title:  Director


                           EQUITILINK INTERNATIONAL MANAGEMENT LIMITED


                           By:  /s/ David Manor
                                ---------------------------------
                                Title:  Managing Director


                           EQUITILINK AUSTRALIA LIMITED


                           By:  /s/ O. Sananikone
                                -----------------------------------
                                Title:  Assistant Vice President

                                                                  EXHIBIT (j)(4)

                         AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of December 4, 1998 by and between The First Australia Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of November 25, 1985 (as amended and in effect from time to time, the "Contract"); and

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 16 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively and cross-references throughout are hereby amended to conform.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.      The Custodian as Foreign Custody Manager.

3.1     Definitions.
        ------------

Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure
(including  any  Mandatory  Securities  Depositories  operating in the country);
prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including, but not limited to, a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the

"SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.     Delegation to the Custodian as Foreign Custody Manager.
         -------------------------------------------------------

The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of the Fund.

3.3.     Countries Covered.
         ------------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty (30) days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4.    Scope of Delegated Responsibilities.
        ------------------------------------

3.4.1.  Selection of Eligible Foreign Custodians.
        -----------------------------------------

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

3.4.2.  Contracts With Eligible Foreign Custodians.
        -------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

3.4.3.  Monitoring.
        -----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section
3.7 hereunder.

3.5.     Guidelines for the Exercise of Delegated Authority.
         ---------------------------------------------------

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6.     Standard of Care as Foreign Custody Manager of the Fund.
         --------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7.     Reporting Requirements.
         -----------------------

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Article 3 after the occurrence of the material change.

3.8.     Representations with Respect to Rule 17f-5.
         -------------------------------------------

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

3.9.     Effective Date and Termination of the Custodian as Foreign Custody
         Manager.
         -----------------------------------------------------------------------

The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty
(30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

4. Duties of the Custodian with Respect to Property of the Fund Held Outside the United States.
   -----------------------------------------------------------------------------

4.1.     Definitions.
         ------------

Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.     Holding Securities.
         -------------------

The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.     Foreign Securities Systems.
         ---------------------------

Foreign  securities  shall be  maintained  in a Foreign  Securities  System in a
designated  country  only  through  arrangements   implemented  by  the  Foreign
Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.     Transactions in Foreign Custody Account.
         ----------------------------------------

         4.4.1    Delivery of Foreign Assets.
                  ---------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

               (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

               (ii) in  connection  with any  repurchase  agreement  related  to foreign  securities;

               (iii)to the depository  agent in connection  with tender or other similar offers for foreign  securities of the Fund;

               (iv) to  the  issuer  thereof  or its  agent  when  such  foreign securities are called, redeemed, retired or otherwise become payable;

               (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

               (vi) to  brokers,  clearing  banks or other  clearing  agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

               (vii)for exchange or  conversion  pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

             (viii) in  the  case  of  warrants,  rights  or  similar  foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

               (ix) for delivery as security in connection with any borrowing by the Fund  requiring  a pledge of assets by the Fund;

               (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

               (xi) in connection  with the lending of foreign  securities;  and

               (xii)for any other proper  purpose,  but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board or of an Executive Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Assets shall be made.

         4.4.2.   Payment of Fund Monies.
                  -----------------------

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

               (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

               (ii) in connection with the conversion,  exchange or surrender of foreign securities of the Fund;

               (iii)for the  payment  of any  expense or  liability  of the Fund including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

               (iv) for the  purchase  or sale of  foreign  exchange  or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

               (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

               (vi) for  payment  of part or all of the  dividends  received  in respect of securities sold short;

               (vii)in  connection  with the  borrowing  or  lending  of foreign securities; and

               (viii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

           4.4.3.   Market Conditions; Market Information.
                    --------------------------------------

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.     Registration of Foreign Securities.
         -----------------------------------

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.     Bank Accounts.
         --------------

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund.

4.7.     Collection of Income.
         ---------------------

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.     Shareholder Rights.
         -------------------

With respect to the foreign securities held under this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.     Communications Relating to Foreign Securities.
         ----------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.    Liability of Foreign Sub-Custodians and Foreign Securities Systems.
         -------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.    Tax Law.
         --------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.    Liability of Custodian.
         -----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

          III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                           STATE STREET BANK AND TRUST
                                        COMPANY

/s/ Marc L. Parsons                     By: /s/ Ronald E. Logue
-----------------------------           -----------------------------------
Marc L. Parsons                         Name:  Ronald E. Logue
Associate Counsel                       Title: Executive Vice President

WITNESSED BY:                           THE FIRST AUSTRALIA FUND, INC.

/s/ Dominique Audemars                  By: /s/ David Manor
-----------------------------           -------------------------------------
Name: Dominique Audemars                 Name: David Manor
Title:  Secretary                        Title: Treasurer

                                                                    SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country                          Subcustodian                                   Non-Mandatory Depositories
Argentina                        Citibank, N.A.                                 --
Australia                        Westpac Banking Corporation                    --
Austria                          Erste Bank der Oesterreichischen               --
                                 Sparkassen AG
Bahrain                          British Bank of the Middle East (as            --
                                 delegate of The Hong Kong and Shanghai
                                 Banking Corporation Limited)
Bangladesh                       Standard Chartered bank                        --
Belgium                          Generale de Banque                             --
Bermuda                          The Bank of Bermuda Limited                    --
Bolivia                          Banco Boliviano Americano S.A.                 --
Botswana                         Barclays Bank of Botswana Limited              --
Brazil                           Citibank, N.A.                                 --
Bulgaria                         ING Bank N.V.                                  --
Canada                           Canada Trustco Mortgage Company                --
Chile                            Citibank, N.A.                                 Deposito Central de Valores S.A.
People's Republic of China       The Hong Kong and Shanghai Banking             --
                                 Corporation Limited, Shanghai and
                                 Shenzhen branches
Colombia                         Cititrust Colombia S.A.                        --
                                 Sociedad Fiduciaria
Costa Rica                       Banco BCT S.A.                                 --
Croatia                          Privredna Banka Zagreb d.d                     --
Cyprus                           Barclays Bank                                  --
                                 Plc.Cyprus
                                 Offshore Banking Unit
Czech Republic                   Ceskoslovenska Obchodni                        --
                                  Banka, A.S.
Denmark                          Den Danske Bank                                --
Ecuador                          Citibank, N.A.                                 --
Egypt                            National Bank of Egypt                         --
Estonia                          Hansabank                                      --
Finland                          Merita Bank Limited                            --
France                           Banque Paribas                                 --
Germany                          Dresdner Bank AG                               --
Ghana                            Barclays Bank of Ghana Limited                 --
Greece                           National Bank of Greece S.A.                   The Bank of Greece, System for
                                                                                Monitoring Transactions in Securities
                                                                                in Book-Entry Form
Hong Kong                        Standard Chartered Bank                        --
Hungary                          Citibank Budapest Rt.                          --
Iceland                          Icebank Ltd.
India                            Deutsche Bank AG                               --
                                 The Hong Kong and Shanghai Banking
                                 Corporation Limited

Indonesia                        Standard Chartered Bank                        --
Ireland                          Bank of Ireland                                --
Israel                           Bank Hapoalim B.M.                             --
Italy                            Banque Paribas                                 --
Ivory Coast                      Societe Generale de Banques en Cote            --
                                 d'Ivoire
Jamaica                          Scotiabank Jamaica Trust and Merchant          --
                                 Bank Ltd.
Japan                            The Daiwa Bank, Limited                        Japan Securities Depository Center
                                 The Fuji Bank, Limited
Jordan                           British Bank of the Middle East (as            --
                                 delegate of the Hong Kong and Shanghai
                                 Banking Corporation Limited)
Kenya                            Barclays Bank of Kenya Limited                 --
Republic of Korea                The Hong Kong and Shanghai Banking
                                 Corporation Limited
Latvia                           JSC Hansabank-Latvija                          --
Lebanon                          British Bank of the Middle East (as
                                 delegate of The Hong Kong and Shanghai
                                 Banking Corporation Limited)
Lithuania                        Vilniaus Bankas AB                             --
Malaysia                         Standard Chartered Bank                        --
                                 Malaysia Berhad
Mauritius                        The Hong Kong and Shanghai Banking             --
                                 Corporation Limited
Mexico                           Citibank Mexico, S.A.                          --
Morocco                          Banque Commerciale du Maroc                    --
Namibia                          (via) Standard Bank of South Africa            --
The Netherlands                  MeesPierson N.V.                               --
New Zealand                      ANZ Banking Group (New Zealand) Limited        --
Norway                           Christiania Bank og Kreditkasse                --
Oman                             British Bank of the Middle East (as            --
                                 delegate of The Hong Kong and Shanghai
                                 Banking Corporation Limited)
Pakistan                         Deutsche Bank AG                               --
Peru                             Citibank, N.A.                                 --
Philippines                      Standard Chartered Bank                        --
Poland                           Citibank (Poland) S.A. Bank Polska Kasa        --
                                 Opieki S.A.

Portugal                         Banco Commercial Portugues                     --
Romania                          ING Bank N.V.                                  --
Russia                           Credit Suisse First Boston AO, Moscow (as      --
                                 delegate of Credit Suisse First Boston,
                                 Zurich)
Singapore                        The Development Bank of Singapore Limited      --
Slovak Republic                  Ceskoslovenska Obchodna Banka, A.S.            --
Slovenia                         Bank Austria d.d. Ljubljana                    --
South Africa                     Standard Bank of South Africa Limited          --
Spain                            Banco Santander, S.A.                          --
Sri Lanka                        The Hong Kong and Shanghai Banking             --
                                 Corporation Limited
Swaziland                        Standard Bank Swaziland Limited                --
Sweden                           Skandinaviska Enskilda Banken                  --
Switzerland                      UBS AG                                         --
Taiwan - R.O.C.                  Central Trust of China                         --
Thailand                         Standard Chartered Bank                        --
Trinidad & Tobago                Republic Bank Limited                          --
Tunisia                          Banque Internationale Arabe de Tunisie         --
Turkey                           Citibank, N.A.                                 --
                                 Ottoman Bank
Ukraine                          ING Bank, Ukraine                              --
United Kingdom                   State Street Bank and Trust Company,           --
                                 London Branch
Venezuela                        Citibank, N.A.                                 --
Uruguay                          Citibank, N.A.                                 --
Zambia                           Barclays Bank of Zambia Limited                --
Zimbabwe                         Barclays Bank of Zimbabwe Limited              --
Euroclear (The Euroclear System)/State Street London Limited
Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited
INTERSETTLE (for EASDAQ Securities)

                             STATE STREET                             SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

Country                                                      Mandatory Depositories

Argentina                                                    Caja de Valores S.A.

Australia                                                    Austraclear Limited
                                                             Reserve Bank Information and Transfer System
Austria                                                      Oesterreichische Kontrollbank AG (Wertpapiersammelbank
                                                             Division)

Belgium                                                      Caisse Interprofessionnelle de Depot et
                                                             de Virement de Titres S.A.
                                                             Banque Nationale de Belgique
Brazil                                                       Companhia Brasileria de Liquidacao e Custodia (CBLC)
                                                             Bolsa de Valores de Rio de Janiero
                                                             All SSB clients presently use CBLC

                                                             Central de Custodia e da Liquidacao Financeira
                                                             de Titulos

Bulgaria                                                     Central Depository AD
                                                             Bulgarian National Bank
Canada                                                       The Canadian Depository for Securities Limited

People's Republic of China                                   Shanghai Securities Central Clearing and Registration
                                                             Corporation
                                                             Shenzhen Securities Central Clearing Co., Ltd.
Costa Rica                                                   Central de Valores S.A. (CEVAL)

Croatia                                                      Ministry of Finance
                                                             National Bank of Croatia

Czech Republic                                               Stredisko cennych papiru
                                                             Czech National Bank
Denmark                                                      Vaerdipapircentralen (the Danish Securities Center)

Egypt                                                        Misr Company for Clearing, Settlement, and Central
                                                             Depository
Estonia                                                      Eesti Vaartpaberite Keskdepositoorium

Finland                                                      The Finnish Central Securities Depository

France                                                       Societe Interprofessionnelle
                                                             pour la Compensation des
                                                             Valeurs Mobilieres (SICOVAM)

Germany                                                      Deutsche Borse Clearing AG

Greece                                                       The Central Securities Depository (Apothetirion Titlon
                                                             AE)

Hong Kong                                                    The Central Clearing and Settlement System
                                                             Central Money Markets Unit

Hungary                                                      The Central Depository and Clearing House (Budapest)
                                                             Ltd. (KELER) [Mandatory for Gov't Bonds only; SSB does
                                                             not use for other securities]
India                                                        The National Securities Depository Limited

Indonesia                                                    Bank Indonesia

Ireland                                                      Central Bank of Ireland Securities Settlement Office

Israel                                                       The Tel Aviv Stock Exchange Clearing House Ltd.
                                                             Bank of Israel

Italy                                                        Monte Titoli S.p.A.
                                                             Banca d'Italia
Ivory Coast                                                  Depositaire Central--Banque de Reglement

Jamaica                                                      The Jamaican Central Securities Depository

Japan                                                        Bank of Japan Net System

Kenya                                                        Central Bank of Kenya

Republic of Korea                                            Korea Securities Depository Corporation

Latvia                                                       The Latvian Central Depository

Lebanon                                                      The Custodian and Clearing Center of Financial
                                                             Instruments for Lebanon and the Middle East (MIDCLEAR)
                                                             S.A.L.

                                                             The Central Bank of Lebanon
Lithuania                                                    The Central Securities Depository of Lithuania

Malaysia                                                     The Malaysian Central Depository Sdn. Bhd.
                                                             Bank Negara Malaysia, Scripless Securities Trading and
                                                             Safekeeping System

Mauritius                                                    The Central Depository & Settlement Co. Ltd.

Mexico                                                       S.D. INDEVAL, S.A. de C.V. (Instituto para el Deposito
                                                             de Valores)

Morocco                                                      Maroclear

The Netherlands                                              Nederlands Centraal Instituut voor Giraal
                                                             Effectevnverkeer B.V. (NECIGEF)
                                                             De Nederlandsche Bank N.V.

New Zealand                                                  New Zealand Central Securities Depository Limited

Norway                                                       Verdipapirsentralen (the Norwegian Registry of
                                                             Securities)

Oman                                                         Muscat Securities Market

Pakistan                                                     Central Depository Company of Pakistan Limited

Peru                                                         Caja de Valores y Liquidaciones S.A. (CAVALI)

Philippines                                                  The Philippines Central Depository, Inc.
                                                             The Registry of Scripless Securities
                                                             (ROSS) of the Bureau of the Treasury

Poland                                                       The National Depository of Securities (Krajowy Depozyt
                                                             Papierow Wartosciowych)
                                                             Central Treasury Bills Registrar

Portugal                                                     Central de Valores Mobiliarios (Central)

Romania                                                      National Securities Clearing, Settlement and
                                                             Depository Co.
                                                             Bucharest Stock Exchange Registry Division

Singapore                                                    The Central Depository (Pte) Limited
                                                             Monetary Authority of Singapore

Slovak Republic                                              Stredisko Cennych Papierov
                                                             National Bank of Slovakia

Slovenia                                                     Klirinsko Depotna Druzba d.d.

South Africa                                                 The Central Depository Limited

Spain                                                        Servicio de Compensacion y
                                                             Liquidacion de Valores, S.A.
                                                             Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                                                    Central Depository System (Pvt) Limited

Sweden                                                       Vardepapperscentralen AP
                                                             (The Swedish Central Securities Depository)

Switzerland                                                  Schweizerische Effekten - Giro AG

Taiwan - R.O.C.                                              The Taiwan Securities Central Depository Co., Ltd.

Thailand                                                     Thailand Securities Depository Company Limited

Tunisia                                                      Societe Tunisienne Interprofessionelle de Compensation
                                                             et de Depot de
                                                             Valeurs Mobilieres
                                                             Central Bank of Tunisia
                                                             Tunisian Treasury

Turkey                                                       Takas ve Saklama Bankasi A.S. (TAKASBANK)
                                                             Central Bank of Turkey

Ukraine                                                      The National Bank of Ukraine

United Kingdom                                               The Bank of England, The Central Gilts Office and
                                                             The Central Moneymarkets Office

Uruguay                                                      Central Bank of Uruguay

Venezuela                                                    Central Bank of Venezuela

Zambia                                                       Lusaka Central Depository Limited
                                                             Bank of Zambia

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice


                                                              SCHEDULE C
                                                          MARKET INFORMATION


Publication/Type of Information (Frequency)                                   Brief Description

The Guide to Custody in World Markets                An overview of safekeeping and settlement practices and procedures
(annually)                                           in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review                        Information relating to the operating history and structure of
(annually)                                           depositories and subcustodians located in the markets in which
                                                     State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey                                  With respect to each market in which State Street Bank and Trust
(annually)                                           Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or
                                                     Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign
                                                     Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                              Copies of the subcustodian contracts State Street Bank and Trust
(annually)                                           Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):                          Developments of interest to investors in the markets in which
                                                     State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as necessary):           With respect to markets in which State Street Bank and Trust
                                                     Company offers custodial services which exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.

                                                                  EXHIBIT (s)(4)


                                POWER OF ATTORNEY

KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ O.   Sananikone                    June, 2001
---------------------               ------------------
Signature                               Date



Ouma Sananikone
---------------------
Printed Name

                                POWER OF ATTORNEY

KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Hugh Young                                6/12/01
-----------------------            ----------------------------
Signature                                      Date



Hugh Young
-----------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ David Manor                                 6/12/01
-------------------                     ----------------------
Signature                                       Date



David Manor
-------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Martin Gilbert                      6/12/01
-----------------------             ------------------
Signature                               Date



Martin J. Gilbert
-----------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Christopher Fishwick                    6/12/01
--------------------------          ----------------------
Signature                                    Date



Christopher Fishwick
--------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/  David Rowe-Ham                        6/12/01
---------------------               ------------------------
Signature                                  Date



Sir David Rowe-Ham
---------------------
Printed Name

                                POWER OF ATTORNEY

KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Laurence Freedman                      6/12/01
----------------------              -----------------------
Signature                                  Date



Laurence S. Freedman
-------------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Jack Benintende                     6/12/01
---------------------               -------------
Signature                               Date



Jack R. Benintende
---------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Bev Hendry                                          6/12/01
------------------------                     --------------------------
Signature                                               Date



Beverley Hendry
------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Anthony E. Aaronson             6/12/01
---------------------------         ------------
Signature                           Date



Anthony E. Aaronson
--------------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Peter John O'Connell            6/12/01
----------------------------        ------------
Signature                           Date



Peter J. O'Connell
----------------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Howard Knight          6/12/01
--------------------       ---------------
Signature                  Date



Howard A. Knight
--------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Peter Sacks                     6/11/01
--------------------                ---------------
Signature                           Date

Peter D. Sacks
--------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ John T. Sheehy                  6/12/01
---------------------               --------------
Signature                           Date



John T. Sheehy
---------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Neville Miles                   6/12/01
---------------------               --------------
Signature                           Date



Neville J. Miles
---------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Anton E. Schrafl                6/12/01
-----------------------             --------------
Signature                           Date



Anton E. Schrafl
-----------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ R. M. Randall             6/12/01
--------------------       ----------------
Signature                       Date



Roy M. Randall
--------------------
Printed Name

                                POWER OF ATTORNEY

KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ P. G. Malone                    6/12/01
---------------------               ---------------
Signature                           Date



P. Gerald Malone
---------------------
Printed Name

                                POWER OF ATTORNEY

KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ David Elsum                     6/11/01
--------------------                -------------
Signature                           Date



David Lindsay Elsum
--------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ William Potter                  6/12/01
-----------------------             ----------------
Signature                           Date



William J. Potter
-----------------------
Printed Name

                                POWER OF ATTORNEY



KNOW  ALL  PERSONS  BY THESE  PRESENTS,  that the  undersigned  constitutes  and appoints  Allan S.  Mostoff,  Sander M.  Bieber,  Olivia P.  Adler,  Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to Aberdeen Australia Equity Fund, Inc. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ M. P. Karagianis                    6/12/2001
---------------------               ----------------------
Signature                               Date



Michael P. Karagianis
-----------------------
Printed Name